UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

______________

FORM 8-K

______________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 26, 2011

______________

THERMON GROUP HOLDINGS, INC.

THERMON HOLDING CORP.
(Exact Name of Each Registrant as Specified in Its Respective Charter)

______________

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Delaware Delaware	001-35159 333-168915-05	27-2228185 26-0249310

100 Thermon Drive
San Marcos, Texas 78666
(Address of principal executive offices) (zip code)

Registrants’ telephone number, including area code: (512) 396-5801

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On June 2, 2011, Thermon Group Holdings, Inc. (“Thermon”) issued a press release announcing its consolidated financial results for the quarter and fiscal year ended March 31, 2011. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information contained in, or incorporated into, this Item 2.02, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section, nor shall it be deemed incorporated by reference into any registration statement or other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01. Other Items

On May 26, 2011, Thermon and certain selling stockholders completed the sale of 650,000 shares of common stock, par value $0.001 per share, of Thermon (575,098 shares of which were issued and sold by Thermon and 74,902 shares of which were sold by certain selling stockholders), pursuant to the partial exercise by the underwriters of the over-allotment option granted in connection with Thermon’s previously completed initial public offering (the “IPO”) of common stock.  With the over-allotment shares, a total of 10,650,000 shares of Thermon common stock were sold in the IPO at a price to the public of $12.00 per share.  Thermon realized net proceeds from the offering of over-allotment shares of approximately $6.4 million, after deducting the underwriting discounts and commissions.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press Release issued by Thermon on June 2, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, each of  the Registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 2, 2011	THERMON GROUP HOLDINGS, INC. THERMON HOLDING CORP.
	By:	/s/	Jay Peterson
Jay Peterson
Chief Financial Officer

Exhibit Index

Exhibit No.	Description of Exhibit

99.1	Press Release issued by Thermon on June 2, 2011.